PHAR-MOR, INC.
                         1996 DIRECTOR RETIREMENT PLAN

                      ARTICLE I -- PURPOSE OF THE PLAN

     The purpose of the Phar-Mor, Inc. 1996 Director Retirement Plan is to promote the long-term growth of Phar-Mor, Inc. (hereinafter sometimes referred to as the "CORPORATION") by offering long-term incentives to Directors in the Corporation and to attract and retain highly qualified and capable Directors.

                        ARTICLE II - DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 "AWARD" means an award granted to a Director under the Plan in the form of Retirement Shares.

     2.2     "BOARD" means the Board of Directors of Phar-Mor, Inc.

     2.3     "CORPORATION" means Phar-Mor, Inc.

     2.4     "DIRECTOR" means a director of the Corporation.

     2.5 "FAIR MARKET VALUE" means, with respect to any date, the average between the highest and lowest sale prices per Share on the Nasdaq Stock Market on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on the Nasdaq Stock Market for the last preceding date on which sales of Shares were reported.

     2.6 "PLAN" means the Phar-Mor, Inc. 1996 Director Retirement Plan, as amended and restated from time to time.

     2.7     "RETIREMENT SHARES" mean any Shares granted pursuant to Article
VI.

     2.8 "SHARES" means shares of the Common Stock, par value $.01 per share, of the Corporation.

     2.9 "TOTAL DISABILITY" means complete and permanent inability by reason of illness or accident to perform the duties of a Director when such disability commenced. All determination as to the date and extent of the disability of any participant shall be made by the Committee, upon the basis of such evidence as the Committee (as defined below) deems necessary and desirable.


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              ARTICLE III -- ADMINISTRATION OF THE PLAN

     3.1     ADMINISTRATOR OF THE PLAN.   The Plan shall be administered by
the Compensation Committee of the Board ("Committee").

     3.2     AUTHORITY OF COMMITTEE.   The Committee shall have full power and
authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     3.3     DETERMINATIONS OF COMMITTEE.   A majority of the Committee shall
constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

     3.4     EFFECT OF COMMITTEE DETERMINATIONS.   No member of the Committee
or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                     ARTICLE IV  -- ELIGIBILITY

     Directors of the Corporation shall be eligible to participate in the Plan in accordance with Article VI provided they have served as a Director for at least three (3) full years.

                  ARTICLE V -- RETIREMENT SHARES

     Awards under this Plan shall be granted to a participant in the form of Retirement Shares, which shall be credited to a Retirement Share Account to be maintained for such participant. Each Retirement Share shall be deemed to be equivalent in value to one Share. The award of Retirement Shares under the Plan shall not entitle the recipient to any dividend or voting rights or any other rights of a stockholder with respect to such Retirement Shares.

     The maximum number of Retirement Shares that may be awarded under the Plan shall not exceed an aggregate of 100,000 Retirement Shares. If any Retirement Shares awarded under the Plan shall be forfeited or canceled, such Retirement Shares may again be awarded under the Plan.

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     The Committee may in its sole discretion substitute other forms of awards
(such as restricted stock) for Retirement Shares. Notwithstanding the foregoing provisions of this section, the Committee shall not substitute any other form of award for Retirement Shares unless, in the opinion of the Committee, such substitution would not result in any significant increase in the cost of the Plan to the Corporation, or otherwise adversely affect it.

               ARTICLE VI --TIME OF GRANT OF RETIREMENT
            SHARES AND NUMBER OF RETIREMENT SHARES GRANTED

     On the first business day of October of each year, each Director shall become entitled to Retirement Shares in the manner set forth below under
Article VII, with the amount of such Retirement Shares equal to (i) the Director's Annual Retainer, divided by (ii) the Fair Market Value per Share on the date such Retirement Shares are granted. If a Director is first elected or begins serving on a date other than the date of an annual meeting of stockholders, such Director shall become entitled to a pro-rated portion of the amount of Retirement Shares described above, with such pro ration based on the period of time remaining before the first business day of the first October following that date. Any fraction of a Retirement Share calculated pursuant to this Article shall be disregarded.

      ARTICLE VII -- TIMING AND RIGHT TO PAYMENT OF RETIREMENT SHARES

     A Director shall have no right to receive payment for any part of his or her Retirement Shares until such Director's (a) retirement from the Board after having served at least three (3) full years as a Director; (b) death;
(c) or Total Disability. If such Director leaves the Corporation prior to the occurrence of all of the above events, such Director's Retirement Shares shall be forfeited.

      The Committee may, if in the opinion of the Committee circumstances warrant such action, approve payment of any or all of Retirement Shares which would otherwise be forfeited as a result of a participant failing to remain as a Director for the required period.

                    ARTICLE VIII -- FORM OF PAYMENT

     Payments shall be made to the holder of Retirement Shares wholly in cash or wholly in an equal number of Shares, or partly in cash and partly in Shares in such proportion as the Committee deems appropriate. Shares issued upon payment of Retirement Shares may be either treasury Shares, or authorized and unissued Shares, or both.

     Payment in respect of Retirement Shares shall be made as soon as practicable after the event which determines a Director's right to receive such payment provided, however, that before the grant of any award a Director may elect that the payment of his Retirement Shares should be made in a specified number of installments.


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            ARTICLE IX -- DESIGNATION OF BENEFICIARIES

     Each Director shall have the right to designate beneficiaries who are to succeed to such Director's contingent right to receive future payments hereunder in the event of death. In case of the failure of a Director to make a designation or the death of a designated beneficiary without the Director having designated a successor, distribution shall be made to the Director's estate. No designation of beneficiaries shall be valid unless it is in writing, signed by the Director, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.

                ARTICLE X - AMENDMENT AND TERMINATION

     The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that, no action authorized by this Article shall adversely change the number of Retirement Shares outstanding, and that subject to Article XI, the number of Retirement Shares granted under Article VI, shall not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

               ARTICLE XI - ADJUSTMENT PROVISIONS

     11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Retirement Shares outstanding under the Plan shall be appropriately adjusted so that the value of each such Retirement Share shall not be changed.

     11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Retirement Shares reserved or available hereunder, the Committee shall authorize continuance or assumption of outstanding Retirement Shares or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Directors' rights under the Plan.

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     11.3   In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation, other than a transaction in which the Corporation is the continuing or surviving corporation, and which does not result in the outstanding Retirement Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Director granted Retirement Shares shall have the right (subject to the provisions of the Plan) thereafter to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares equal to the number of Retirement Shares granted to the Director. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                   ARTICLE XII - EFFECTIVE DATE

The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes cast at the next annual meeting of stockholders, shall become effective as of May 14, 1996. If stockholder approval is not obtained at such annual meeting of stockholders, the Plan shall be nullified.

              ARTICLE XIII -- MISCELLANEOUS PROVISIONS

     13.1 A Director's rights and interests under the Plan may not be assigned or transferred. In the case of a Director's death, payment of Retirement Shares due under this Plan shall be made to his designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

     13.2 No Director shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to be retained as a Director.